                                                                    EXHIBIT 10.5

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT
                    ----------------------------------------

          THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of January 29, 1998, to be effective as of January 1, 1998, by and between BNC Mortgage, Inc., a Delaware corporation (the "Corporation"), and Kelly W. Monahan, an individual (the "Executive").

                                  WITNESSETH:

          WHEREAS, the Corporation desires to employ the Executive as its President and Chief Financial Officer; and

          WHEREAS, the Executive has agreed not to compete with Corporation or use any confidential and proprietary business information regarding the business of Corporation to the detriment of Corporation during the term of this Agreement (and thereafter as applicable) in order to induce Corporation to enter into this Agreement and to perform its obligations hereunder; and

          WHEREAS, the Executive desires to accept such employment under the terms and conditions herein stated.

          NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

          1. Employment and Term.
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          (a) Employment - The Corporation hereby offers to employ the Executive as the President and Chief Financial Officer of the Corporation on the terms and conditions set forth herein, and the Executive hereby accepts such employment, for the term set forth in Section l(b).

          (b) Term - The employment hereunder shall be for a term of three years (the "Term") commencing on January 1, 1998 and terminating on December 31, 2001 (the "Expiration Date"), provided that such term may be extended if authorized by the Board of Directors and evidenced by a written agreement signed by the Chairman of the Corporation and the Executive.

          2. Duties.
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          During his Term, the Executive shall serve as the President and Chief Financial Officer of the Corporation and shall have all powers and duties consistent with such position subject to the direction of the Board of Directors of the Corporation, to whom the Executive shall report. Any directions of the Board of Directors to the Executive shall be consistent with the Executive's position as President and Chief Financial Officer, but Executive understands that this title and the duties attendant thereto may change (but may not be diminished without the prior written consent of the Executive) over the term hereof. The Executive shall devote his full time and attention and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder.

          3. Compensation.
             ------------

          (a) Base Salary - For services performed by the Executive for the Corporation pursuant to this Agreement during his Term, the Corporation shall pay the Executive a base salary ("Base Salary") at the rate of $200,000 per year, payable twice each month in the amount of $8,334 on the 15th day and the last day of each month, or in accordance with the Corporation's regular payroll practices. Such Base Salary may be adjusted annually to reflect increases in the consumer price index. Any compensation which may be paid to the Executive under any additional compensation plan of the Corporation, or which may be otherwise authorized from time to time by the Board, shall be in addition to the Base Salary to which the Executive shall be entitled under this Agreement.

          (b) Unconditional Semi-Annual Bonus - Executive shall be paid on each of June 30 and December 31 of each year during the term of this Agreement an unconditional bonus in an amount of $50,000 ("Unconditional Semi-Annual Bonus"). The Unconditional Semi-Annual bonus payable for any calendar year shall be paid to the Executive no later than the 15th day following June 30 and December 31. Nothing herein shall preclude the Executive from participating in any equity or equity-based compensation program of the Corporation, and the bonus program set forth in this subsection (b) herein may be replaced with a different program approved by the Board's Compensation Committee and agreed with by the Executive.

          (c) Performance-Based Annual Bonus - For each full year during his Term, commencing on January 1, 1998, the Executive shall be eligible to receive a cash bonus based on the Corporation's achievement of certain financial goals ("Performance-Based Annual Bonus"). For calendar year 1998, and until changed by the Board's Compensation Committee, the annual cash bonus award shall be determined on the basis of the Corporation's return on equity ("ROE"). The Executive's cash bonus will range from $10,000 to $100,000 as follows:

               (i) if ROE for the calendar year is less than 15.0% and the Corporation's net income is negative, the cash bonus shall be $10,000;

               (ii) if ROE for the calendar year is less than 15.0% and the Corporation's net income is positive, the cash bonus shall be $25,000;

               (iii) if ROE for the calendar year is between 15.1% and 19.9% and the Corporation's net income is positive, the cash bonus shall be $50,000;

               (iv) if ROE for the calendar year is between 20.0% and 24.9% and the Corporation's net income is positive, the cash bonus shall be $75,000;

               (v) if ROE for the calendar year is at least 25.0% and the Corporation's net income is positive, the cash bonus shall be $100,000;

               (vi) The Performance-Based Bonus payable for any calendar year shall be paid to the Executive no later than the 15th day of April of the following year. Nothing herein shall preclude the Executive from participating in any equity or equity-based compensation program of the Corporation, and the bonus program set forth in this subsection (c) herein may be replaced with a different program approved by the Board's Compensation Committee and agreed with by the Executive.

          (d) Tax Withholding - The Corporation shall provide for the withholding of any taxes required to be withheld by Federal, state and local law with respect to any payment in cash, shares of capital stock or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (i) withhold such taxes from any cash payments owing from the Corporation to the Executive, including any payments owing under any other provision of the Agreement, (ii) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding or (iii) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

          4. Benefits.
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          In addition to the Base Salary to be paid to the Executive pursuant to
Section 3(a) hereof and any semi-annual and annual bonuses earned by the Executive pursuant to Sections 3(b) and 3(c), the Executive shall also be entitled to the following:

          (a) Participation in Insurance and Healthcare Benefit Plans - Except as otherwise expressly provided herein, the Executive and his dependents shall be enrolled in the Corporation's insurance and healthcare benefit group plans, including disability insurance, in accordance with established Corporation policies.

          (b) Participation in the Corporation's 401(k) Plan - The Executive shall be entitled to participate in the Corporation's 401(k) Plan in accordance with established Corporation policies.

          (c) Expense Reimbursement - The Corporation shall reimburse the Executive, upon proper accounting, for reasonable business expenses incurred by him in the course of the performance of his duties under this Agreement.

          (d) Vacations, Holidays, Absences and Leaves - The Executive shall be entitled to the benefit of the vacation, holiday, absence and leave policies applicable to all employees of comparable title or status in the Corporation.

          (e) Other Benefits - The Corporation shall provide Executive with such other benefits as are generally made available from time to time to its employees.

          (f) Proration of Benefits - Any payments or benefits pursuant to this
Section 4, in any year during which the Executive is employed by the Corporation for less than the entire year, shall, unless otherwise provided herein or in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which the Executive is employed by the Corporation.

          5. Indemnification.
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          The Executive shall be entitled to the maximum indemnification provided by the Bylaws and the Certificate of Incorporation of the Corporation for officers, directors and employees of the Corporation. The Executive's rights under this paragraph shall continue without time limit so long as he may be subject to any such liability, whether or not the Executive's term of employment by the Corporation may have ended.

          Such indemnification provided by the Bylaws and Certificate of Incorporation as of the date of this Agreement shall be deemed contract rights and no amendment, repeal or modification of any of the provisions of the Certificate of Incorporation or Bylaws relating to indemnification shall have the effect of limiting or denying any such rights of indemnification.

          6. Representations and Warranties of the Executive.
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          The Executive hereby represents and warrants to the Corporation that
(a) the Executive's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Executive is a party or by which he is bound, and
(b) there are no agreements or understandings that would make unlawful the Executive's execution or delivery of this Agreement or his employment hereunder.

          7. Representations and Warranties of the Corporation.
             -------------------------------------------------

          The Corporation hereby represents and warrants to the Executive as follows:

          (a) The Corporation is duly organized and established as a corporation under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will neither violate nor be in conflict with any agreement or instrument to which the Corporation is a party or by which it is bound.

          (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Corporation and are valid, legal and binding obligations of the Corporation, enforceable in accordance with their terms except as may be limited by laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and rules of law governing specific performance, injunctive relief or other equitable remedies.

          8. Termination.
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          Executive's employment shall terminate prior to the Expiration Date upon the happening of any of the following events:

               A.   For Cause.
                    ---------

          The Executive may be terminated for Cause immediately upon receipt of notice pursuant to a good faith determination to terminate for Cause made by a majority of the Board. For purposes of this Agreement, "Cause" means:

                (1) the Executive engages in any act of theft, embezzlement, falsification of records, misappropriation of funds or property, or fraud against, or with respect to the business of, the Corporation or any affiliate;

                (2) the Executive commits a breach of any material term of this Agreement and, if such breach is capable of being cured, fails to cure such breach within 30 days of written notice of such breach from the Corporation;

                (3) the Executive is convicted of, or pleads guilty or nolo contenders to a felony or a crime involving moral turpitude, breach of trust or dishonesty; or

                (4) the Executive commits any act that causes, or knowingly fails to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Corporation or any of its affiliates; however, this shall not apply to (i) any act of the Corporation or its affiliates by any other employee thereof except to the extent that such act is committed at the direction, or with the knowledge, of the Executive or
(ii) any action in which the Executive acted in good faith and in a manner reasonably to be in or not opposed to the best interests of the Corporation, as determined by the Corporation's Board of Directors.

               B.   Good Reason (by the Executive).
                    ------------------------------

          The Executive's employment may be terminated by the Executive at any time for any of the following reasons (each of which is referred to herein as "Good Reason") by giving the Corporation notice of the effective date of such termination (which effective date may be the date of such notice):

                (1) the Corporation commits a breach of any material term of this Agreement and, if such breach is capable of being cured, fails to cure such breach within 30 days of receipt of written notice of such breach; or

                (2) the Corporation removes the Executive from the position of President or Chief Financial Officer of the Corporation, other than for Cause, or the Corporation effects any diminution of the powers, duties or authority of the Executive, in each case, without the prior written consent of the Executive.

               C.   Executive's Rights to Terminate.
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               The Executive may, at his option, terminate his employment hereunder for any reason upon 60 days' prior written notice to the Corporation.

               D.   Death.
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               This Agreement shall terminate automatically upon the Executive's death.

               E.   Disability.
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               The Corporation may terminate the Executive's employment upon a good faith determination by the Board that Executive has become so physically or mentally disabled as to be incapable of satisfactorily performing his duties hereunder for a period of 180 consecutive days, such determination to be based upon a certificate as to such physical or mental disability issued by a licensed physician or psychiatrist employed by the Corporation.

               F.   Without Cause.
                    -------------

               The Corporation may, at its option, terminate the Executive's employment without Cause at any time upon written notice to the Executive.

               G.   Date of Termination.
                    -------------------

               For purposes of this Agreement, the term "Date of Termination" shall mean the later of the date that any party gives written notice that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such notice as the effective date of termination.

          9. Obligations of the Corporation Upon Termination.
             -----------------------------------------------

               (a) Cause or Voluntary - If the Executive's employment shall be terminated for Cause or if the Executive terminates his employment for other than Good Reason (a"Voluntary Termination"), the Corporation's obligations to the Executive shall terminate, other than the obligation (i) to pay to the Executive his Base Salary through the Date of Termination at the rate in effect on the day preceding the Date of Termination, (ii) to pay (A) the pro rata portion through the Date of Termination of the Unconditional Semi-Annual Bonus pursuant to section 3(b) at the rate in effect on the day preceding the Date of Termination and (B) an amount which together with the pro rata portion of the Unconditional Semi-Annual Bonus paid to the Executive by the Corporation would equal an aggregate of $75,000, and (iii) to continue to provide the Executive with benefits of the type described in Section 4 through the Date of Termination. Executive acknowledges that the amount to be paid to the Executive by the Corporation pursuant to section 9(a)(ii) above shall be deemed consideration for the agreements of the Executive set forth in section 10 below; provided, however, that if the Executive challenges the enforceability of Section 10 below and it is found unenforceable by a court having jurisdiction over the matter, then the Executive shall remit to the Corporation the $75,000.

          (b) Without Cause or for Good Reason - If the Corporation shall terminate the Executive's employment without Cause, or if the Executive shall terminate his employment for Good Reason, the Corporation shall (i) continue, in accordance with the Corporation's normal payroll procedures, to pay the Executive his Base Salary through the Expiration Date of this Agreement, (ii) continue to pay the Executive his Unconditional Semi-Annual Bonus pursuant to section 3(b) through the Expiration Date of this Agreement at the rate in effect on the day preceding the Date of Termination, (iii) continue to provide the Executive with benefits of the type described in Section 4 through the Expiration Date, and (iv) pay $70,000 annually on a pro rata basis through the Expiration Date of this Agreement on a date that is no later than the 15th of April of the following year, except in the case of the year of termination or resignation in which case the pro rata portion of the $70,000 shall be paid no later than 60 days after the Date of Termination; provided, however, that this payment shall be suspended during any period in which the Executive is an employee or independent contractor of a company that in the Board's opinion competes with the Corporation.

          10. Non-Competition.
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          The Executive acknowledges and recognizes the highly competitive nature of the business of the Corporation and its affiliates as well as his extensive participation in the ownership of the common stock of the Corporation. If the Executive is terminated by the Corporation for Cause or resigns based upon a Voluntary Termination, the Executive accordingly agrees, until the first anniversary of the Executive's termination or resignation of employment (such date being hereafter referred to as the "Restricted Date"), as follows:

             (a) The Executive will not directly or indirectly engage (as owner, stockholder, partner or otherwise, except as a holder of fewer than 10% of the outstanding shares or other equity interests of a company whose shares or other equity interests are publicly traded) in any business which directly or indirectly competes with the business of the Corporation or any of its affiliates within the same jurisdictions in which the Corporation or any of its affiliates engages in business at the time of the Executive's termination or resignation, as the case may be.

             (b) The Executive will not directly or indirectly induce any employee of the Corporation or any of its affiliates to engage in any activity in which the Executive is prohibited from engaging by paragraph (a) above or to terminate his employment with the Corporation or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Corporation or any of its affiliates unless such person shall have been terminated without cause or ceased to be employed by any such entity for a period of at least 12 months.

             (c) The Executive will not make any statement or take any action intended to impair the goodwill or the business reputation of the Corporation or any of its affiliates, or to be otherwise detrimental to the interests of the Corporation or any of its affiliates, including any action or statement intended, directly or indirectly, to benefit a competitor of the Corporation or any of its affiliates.

             (d) It is expressly understood and agreed that although the Executive and the Corporation consider the restrictions contained in this
Section 10 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

          11.  Proprietary Information.
               -----------------------

          Through the Restricted Date, the Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit on any person, firm, association or company other than the Corporation, any Proprietary Information. "Proprietary Information" means information relating to the properties, prospects, products, services or operations of the Corporation or any direct or indirect affiliate thereof that is not generally known, is proprietary to the Corporation or such affiliate and is made known to the Executive or learned or acquired by the Executive while in the employ of the Corporation, including, without limitation, information concerning trade secrets of the Corporation, or any of the Corporation's affiliates and any improvements relating to the products of the Corporation in accounting, marketing, selling, leasing, financing and other business methods and techniques. However, Proprietary Information shall not include (A) at the time of disclosure to the Executive such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein; or (B) subsequent to disclosure to the Executive, Executive received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein. All materials or articles of information of any kind furnished to the Executive by the Corporation or developed by the Executive in the course of his employment hereunder are and shall remain the sole property of the Corporation; and if the Corporation requests the return of such information at any time during, upon or after the termination of the Executive's employment hereunder, the Executive shall immediately deliver the same to the Corporation.

          12. Ownership of Proprietary Information.
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          The Executive agrees that all Proprietary Information shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all licenses and other rights in connection with such Proprietary Information. At all times, until the Restricted

Date, the Executive will keep in the strictest confidence and trust all Proprietary Information and will not use or disclose such Proprietary Information, or anything relating to such information, without the prior written consent of the Corporation, except as may be necessary in the ordinary course of performing his duties under this Agreement.

          13. Documents and Other Property.
              ----------------------------

          All materials and articles of information of any kind furnished to the Executive in the course of his employment hereunder are and shall remain the sole property of the Corporation; and if the Corporation requests the return of such information at any time during, upon or after the termination of the Executive's employment hereunder, the Executive shall immediately deliver the same to the Corporation. The Executive will not, without the prior written consent of the Corporation, retain any documents, data or property, or any reproduction thereof of any description, belonging to the Corporation or pertaining to any Proprietary Information.

          14. Intellectual Property.
              ---------------------

          Any and all products, including but not limited to marketing and financing materials and methods made, developed or created by the Executive for use in the Corporation's then current markets (whether at the request or suggestion of the Corporation or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) (i) during the period of this Agreement, or (ii) within a period of one year after the date of termination or resignation of employment hereunder, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by any member of the Corporation, shall be promptly and fully disclosed by the Executive to the members of the Board and, if such intellectual property was made, developed or created other than pursuant to the Executive's employment hereunder, the Executive shall grant the Corporation a perpetual, royalty free license to such intellectual property, and if such intellectual property was made, developed or created pursuant to the Executive's employment hereunder, such intellectual property shall be the Corporation's exclusive property as against the Executive.

          15. Customer Lists.
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          The Executive will not during, or for a period of two years after the termination of, his employment (i) disclose the Corporation's (including its subsidiaries') customer lists or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever,
(ii) assist in obtaining any of the Corporation's (including its subsidiaries') existing customers for any competing business, or (iii) encourage any customer to terminate its relationship with the Corporation or any of its subsidiaries.

          16. Equitable Relief.
              ----------------

          The Executive acknowledges that, in view of the nature of the business in which the Corporation is engaged, the restrictions contained in Sections 10 through 15 inclusive (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Corporation, and that any violation thereof would result in irreparable injuries to the Corporation, and the Executive therefore further acknowledges that, if the Executive violates, or threatens to violate, any of the Restrictions, the Corporation shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Corporation may be entitled.

          17. Binding Effect.
              --------------

          This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law and such successor shall be deemed the "Corporation" for purposes of this Agreement.

          18. Notices.
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          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or sent by facsimile transmission with telephonic confirmation of receipt, or one business day after being sent for next business day delivery by a reputable overnight courier service providing delivery confirmation, addressed as follows:

               (a)  if to the Board or the Corporation, to:
                    BNC Mortgage, Inc.
                    1063 McGaw Avenue
                    Irvine, CA  92614-5532

               (b)  if to the Executive, to:
                    Kelly W. Monahan
                    c/o BNC Mortgage, Inc.
                    1063 McGaw Avenue
                    Irvine, CA 92614-5532

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

          19. Arbitration of All Disputes.
              ---------------------------

             (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in Orange County in accordance with the laws of the State of California by one arbitrator. If the parties cannot agree on the appointment of an arbitrator, then the arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of an arbitrator which shall be as provided in this Section 19. The cost of any arbitration proceeding hereunder shall be borne equally by the Corporation and the Executive. The award of the arbitrator shall be binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

             (b) If it shall be necessary or desirable for the Executive to retain legal counsel and incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Corporation shall pay (or the Executive shall be entitled to recover from the Corporation, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award and any costs of any arbitration which the Executive would otherwise be required to pay in accordance with Section 19(a).

          20. No Assignment.
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          Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

          21. Execution in Counterparts.
              -------------------------

          This Agreement may be executed by the parties hereto in two counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          22. Jurisdiction and Governing Law.
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          This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware, without reference to its conflict of laws provisions.

          23. Severability.
              ------------

          If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

          24. Entire Agreement.
              ----------------

          This Agreement embodies the entire agreement of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

          25. Headings Descriptive.
              --------------------

          The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.

                        [Signatures begin on next page]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and you in accordance with its terms.

                                        Very truly yours,

                                        BNC Mortgage, Inc.



Dated: January 29, 1998                 By: /s/ EVAN R. BUCKLEY
                                           ---------------------
                                           Name: Evan R. Buckley
                                           Title: Chairman


     The Agreement is hereby confirmed and accepted as of the date first above written.

                                        Kelly W. Monahan

Dated: January 29, 1998                 /s/ KELLY W. MONAHAN
                                        --------------------